                                                                      Exhibit 21

                               C-TEC CORPORATION

                             LIST OF SUBSIDIARIES

                                          STATE OF                       PERCENT
        NAME                            INCORPORATION                     OWNED
      ---------                           ---------                    ---------

C-TEC CABLE SYSTEMS, INC.                 DELAWARE                      100.00%
C-TEC CABLE SYSTEMS OF MICHIGAN, INC.        PA.                        100.00%
COMVIDEO SYSTEMS, INC.                       PA.                        100.00%
C-TEC CABLE SYSTEMS OF NEW YORK, INC.        PA.                        100.00%
C-TEC CABLE SYSTEMS OF PENNSYLVANIA, INC.    PA.                        100.00%
C-TEC CABLE SYSTEM SERVICES, INC.            PA.                        100.00%
C-TEC CABLE UNIVERSITY SYSTEMS, INC.      DELAWARE                      100.00%
RCN OF NEW YORK, INC.                     NEW YORK                      100.00%
RCN OF PENNSYLVANIA, INC.                    PA.                        100.00%
RCN OF NEW JERSEY, INC.                   NEW JERSEY                    100.00%
RCN OF MICHIGAN, INC.                        MI.                        100.00%
HOMELINK LIMITED PARTNERSHIP              NEW JERSEY                    80.355%
HERITAGE CABLE SYSTEMS, INC.                 PA.                        100.00%
COMMONWEALTH TELEPHONE CO                    PA.                        100.00%
MOBILE PLUS, INC.                         DELAWARE                      100.00%
MOBILFONE, INC.                              PA.                        100.00%
PAGING PLUS, INC.                            PA.                        100.00%
MOBILE PLUS SERVICES, INC.                   PA.                        100.00%
C-TEC PROPERTIES, INC.                    DELAWARE                      100.00%
SRHC, INC.                                   PA.                        100.00%
COMMONWEALTH COMMUNICATIONS, INC.            PA.                        100.00%
COMMONWEALTH LONG DISTANCE COMPANY           PA.                        100.00%
TMH, INC.                                 DELAWARE                      100.00%
TEC AIR, INC.                             DELAWARE                      100.00%
C-TEC SERVICES, INC.                         PA.                        100.00%
C-TEC FINANCIAL SERVICES, INC.             NEVADA                       100.00%
C-TEC TELEPHONE PROPERTIES, INC.          DELAWARE                      100.00%
C-DON PARTNERSHIP                            PA.                         50.00%
C-TEC FIBER SYSTEMS OF NJ, INC.           NEW JERSEY                    100.00%
C-TEC INTERNATIONAL, INC.                 DELAWARE                      100.00%
URBANNET, INC.                               PA                         100.00%
URBANNET OF MASSACHUSETTES, INC.             MA                         100.00%
URBANNET OF MARYLAND, INC.                   MD                         100.00%
URBANNET OF ILLINOIS, INC.                   IL                         100.00%
URBANNET OF NEW YORK, INC.                NEW YORK                      100.00%
URBANNET OF MICHIGAN, INC.                   MI                         100.00%
MOBILE PLUS OF IOWA, INC.                    DE                         100.00%